Exhibit 99.1

Subsidiaries of Life Partners Holdings, Inc. File for Chapter 11 Bankruptcy Protection

WACO, Texas – May 20, 2015 – Life Partners Holdings, Inc. (Nasdaq Global Select: LPHI), today announced that on May 19, 2015 Life Partners, Inc. and LPI Financial Services, Inc., direct and indirect subsidiaries of the Company, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). The subsidiaries will operate as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Mr. H. Thomas Moran II, sole director of the subsidiary debtors, stated, “After careful consideration, we concluded that filing for Chapter 11 was the appropriate course of action for Life Partners, Inc. and LPI Financial Services, Inc. I will work towards maximizing the value of their assets and the overall enterprise.”

For additional information and inquiries about these cases, please visit http://dm.epiq11.com/LFP or call 866-841-7869.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company, its management or the Chapter 11 Trustee, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this news release. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company or the Chapter 11 Trustee are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the control of the Company or the Chapter 11 Trustee. Such factors include, but are not limited to: those described under the “Risk Factors” section in the Company’s past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully execute its strategic steps, including for reasons outside of the control of the Company or the Chapter 11 Trustee; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases as well the outcome of all other pending litigation and the outcome of the Bankruptcy case in general, (v) the length of time the Company will operate under the Chapter 11 protection, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) the adverse effects of the Chapter 11 proceedings on regulatory and licensing agencies of our primary operating subsidiary, Life Partners, Inc., and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 cases is highly speculative and poses substantial risks. A plan of reorganization could result in the Company’s outstanding common stock to be diluted or extinguished and the holders of the Company’s common stock may not receive any consideration. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact:

Life Partners Holdings, Inc.

H. Thomas Moran II, Chapter 11 Trustee

questions@lphitrustee.com

www.lphitrustee.com